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                                                                    Exhibit 99.1

S A R D   V E R B I N N E N & C O                                   NEWS

FOR IMMEDIATE RELEASE

                               Contact: George Sard/Anna Cordasco/Paul Caminiti
                                        Sard Verbinnen & Co.
                                        212/687 - 8080




                 LIGGETT GROUP MAKES INTEREST PAYMENT ON NOTES;
                 BROOKE GROUP CONTINUES TO NEGOTIATE BGLS NOTES


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         MIAMI, FL, AUGUST 29, 1997 -- Brooke Group Ltd. (NYSE: BGL) announced today that its wholly-owned subsidiary, Liggett Group Inc., has made the interest payment due on August 1, 1997 to the holders of Liggett's 11.50% Series B and Variable Rate (19.75%) Series C Senior Secured Notes due 1999. Payment had been postponed during negotiations with Liggett's noteholders concerning a potential restructuring of its Senior Secured Notes. However, no agreement with the Liggett noteholders was reached, and no further negotiations are currently planned.

         Brooke also announced that its wholly-owned subsidiary, BGLS Inc., continues in negotiations with the holders of more than 83% of the $232,864,000 principal amount of BGLS' 15.75% Senior Secured Notes due 2001 concerning the potential restructuring of the debt. BGLS has made the interest payment due on July 31, 1997 to all holders of the BGLS Notes other than such principal holders. Pending completion of the negotiations, the principal holders have agreed with BGLS that they will be entitled to receive their portion of the July 31, 1997 interest payment only after giving BGLS 20 days notice but in any event by November 30, 1997.

         Brooke Group is a holding company which owns Liggett Group Inc. and controlling interests in Liggett-Ducat Ltd. and New Valley Corporation.

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         SARD VERBINNEN & CO., INC. 630 THIRD AVENUE NEW YORK, NY 10017
                       TEL 212 687 8080      FAX 212 687 8344



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